     As filed with the Securities and Exchange Commission on June 25, 1999
                                                     Registration No. 333-

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933
                            ----------------------
                              INFOSPACE.COM, INC.
              (Exact name of issuer as specified in its charter)
                            ----------------------

           DELAWARE                                                                               91-1718107
           --------                                                                               ----------
   (State of Incorporation)                                                         (I.R.S. Employer Identification Number)


                            15375 N.E. 90th Street
                               Redmond, WA 98052
                   (Address of principal executive offices)
                            ----------------------
                                   RESTATED
                      1996 FLEXIBLE STOCK INCENTIVE PLAN
                           (Full title of the plan)
                            ----------------------
                                Ellen B. Alben
           Vice President, Legal and Business Affairs, and Secretary
                              InfoSpace.com, Inc.
                            15375 N.E. 90th Street
                               Redmond, WA 98052
                                (425) 882-1602
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)
                            ----------------------
                                   Copy to:
                              Barry Taylor, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                          Palo Alto, California 94306

------------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                Title of                                                    Proposed             Proposed
               Securities                                                    Maximum              Maximum
                 to be                               Amount to be         Offering Price         Aggregate             Amount of
               Registered                            Registered(1)         Per Share(2)       Offering Price(2)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value
 To be issued under the Restated
   1996 Flexible Stock Incentive
     Plan............................                4,000,000 shares       $ 45.8125          $  183,250,000         $ 50,944
------------------------------------------------------------------------------------------------------------------------------------

(1) The shares covered by this Registration Statement represent the shares of Common Stock which have become available for issuance under the Registrant's Restated 1996 Flexible Stock Incentive Plan (the "Stock Incentive Plan") as a result of an amendment to the Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares.
(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee based on the average of the high and low price of the Company's Common Stock as reported on the Nasdaq National Market on June 24, 1999.
================================================================================

                              INFOSPACE.COM, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

     The following documents and information previously filed with the Securities and Exchange Commission by InfoSpace.com, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13 of the Exchange Act.

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed pursuant to Section 13 of the Exchange Act.

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated December 3, 1998, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. The Restated Bylaws (the "Restated Bylaws") of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Restated Bylaws or by the Delaware General Corporation Law.

Item 7.   Exemption From Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

  EXHIBIT                               DESCRIPTION
  NUMBER
 ---------     -----------------------------------------------------------------
   5.1         Opinion of counsel as to legality of securities being registered.
  10.1         Restated 1996 Flexible Stock Incentive Plan
  23.1         Consent of Independent Accountants.
  23.2         Consent of Counsel (contained in Exhibit 5.1).
  24.1         Power of Attorney (contained on page II-4).

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 24th day of May, 1999.

                                        INFOSPACE.COM, INC.


                                        /s/ Ellen B. Alben
                                        -----------------------------------
                                        Ellen B. Alben
                                        Vice President, Business and Legal
                                        Affairs, and Secretary

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Naveen Jain and Ellen B. Alben, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated below on this 24th day of May, 1999.


        Signature                                       Title
---------------------------    -------------------------------------------------
/s/ Naveen Jain                Chairman of the Board and Chief Executive Officer
---------------------------
Naveen Jain                    (Principal Executive officer)


/s/ Douglas A. Bevis           Vice President and Chief Financial  Officer
---------------------------
Douglas A. Bevis               (Principal Financial Officer


/s/ Tammy D. Halstead          Vice President and Chief Accounting Officer
---------------------------
Tammy D. Halstead              (Principal Accounting Officer)


/s/ Bernee D. L. Strom         President, Chief Operating Officer and Director
---------------------------
Bernee D. L. Strom


/s/ John E. Cunningham, IV     Director
---------------------------
John E. Cunningham, IV


/s/ Peter L. S. Currie         Director
---------------------------
Peter L. S. Currie


/s/ Gary C. List               Director
---------------------------
Gary C. List

/s/ Rufus W. Lumry, III        Director
---------------------------
Rufus W. Lumry, III

/s/ Carl Stork                 Director
---------------------------
Carl Stork

                              INFOSPACE.COM, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                    DESCRIPTION
----------    ------------------------------------------------------------------
   5.1        Opinion of counsel as to legality of securities being registered.
  10.1        Restated 1996 Flexible Stock Incentive Plan
  23.1        Consent of Deloitte & Touche LLP.
  23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).
  24.1        Power of Attorney (contained on page II-4).